UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2010
MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California (Address of principal executive offices)	91355 (Zip Code)
Registrant’s telephone number, including area code: (661) 775-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-1.1
EX-4.1
EX-4.2
EX-5.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 8.01 below regarding the Notes and the Indenture (each as defined below) is incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
     The information contained in Item 8.01 below regarding the sale of the Notes (as defined below) is incorporated by reference herein.
Item 8.01 Other Events.
Senior Convertible Note Offering
     On August 18, 2010, we entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), acting as representative of the several initial purchasers named therein, relating to the sale by us of $100 million aggregate principal amount of 5.75% Senior Convertible Notes due 2015 (the “Notes”). Pursuant to the Purchase Agreement, we granted the initial purchasers an option to purchase up to an additional $10 million aggregate principal amount of the Notes solely to cover over-allotments, if any. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 99.1.
     We offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered and sold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act. None of the Notes (including any shares of common stock issuable upon conversion thereof) has been registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
     The net proceeds to us from the sale of the Notes were approximately $95.5 million (which does not include any additional proceeds we may receive if the initial purchasers exercise their overallotment option), after deducting the discount to the initial purchasers of $3.3 million and the estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the Notes to fund the costs of our clinical trials programs and other research and development activities, to expand our manufacturing operations, both on-going and planned, and for general corporate purposes, including working capital.
     The Notes were issued under an indenture (the “Indenture”) entered into between us and Wells Fargo Bank, National Association, as trustee. The Notes will be our general, unsecured, senior obligations and will rank equally in right of payment with our other unsecured senior debt. The Notes bear interest at the rate of 5.75% per year on the principal amount, payable semiannually in arrears in cash on February 15 and August 15 of each year, beginning February 15, 2011. The Notes will mature on August 15, 2015.
     The Notes are convertible, at the option of the holder, at any time on or prior to the close of business on the business day immediately preceding the stated maturity date, into shares of our common stock at a conversion rate of 147.0859 shares per $1,000 principal amount of Notes, which is equal to a conversion price of approximately $6.80 per share. The conversion rate is subject to adjustment under certain circumstances described in the Indenture.
     If certain fundamental changes occur, we will be obligated to pay a fundamental change make-whole premium on any Notes converted in connection with such fundamental change by increasing the conversion rate on such Notes. In such instances, the amount of the fundamental change make-whole premium will be based on our common stock price and the effective date of the applicable fundamental change.

     If we undergo certain fundamental changes, except in certain circumstances, each holder of Notes will have the option to require us to repurchase all or any portion of that holder’s Notes. The fundamental change repurchase price will be 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any.
     We may elect to redeem some or all of the Notes but only if the closing price of our common stock has equaled or exceeded 150% of the conversion price for at least 20 of the 30 consecutive trading days ending on the trading day before our redemption notice. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a make-whole payment equal to the sum of the present values of the remaining scheduled payments of interest on the Notes to be redeemed through and including August 15, 2015 (other than the interest accrued up to, but excluding, the redemption date).
     In addition, we will be obligated to make the make-whole payment on all Notes called for redemption and converted during the period from the date we mailed the notice of redemption to and including the redemption date. We may elect to pay such make-whole payment to converting holders in cash or shares of our common stock, subject to certain limitations.
     The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture and form of Note, which are attached hereto as Exhibits 4.1 and 4.2, respectively.
Share Lending Agreement and Common Stock Offering
     In connection with the offering of the Notes, on August 18, 2010, we entered into a share lending agreement (the “Share Lending Agreement”) with Bank of America, N.A. (the “Share Borrower”), an affiliate of Merrill Lynch, pursuant to which we lent 9,000,000 shares of our common stock (the “Borrowed Shares”) to the Share Borrower. The Share Borrower is obligated to return the borrowed shares (or identical shares or, in certain circumstances, the cash value thereof) to us on or about the 45th business day following the date as of which the entire principal amount of the Notes ceases to be outstanding, subject to extension or acceleration in certain circumstances or early termination at the Share Borrower’s option.
     Also on August 18, 2010, we entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch and the Share Borrower. Pursuant to the Underwriting Agreement, the Borrowed Shares were offered and sold to the public at a fixed price of $5.55 per share. We did not receive any proceeds from the sale of the Borrowed Shares to the public, but received a nominal lending fee of $90,000 pursuant to the Share Lending Agreement for the use by the Share Borrower of the Borrowed Shares. The Share Borrower or its affiliate received all of the net proceeds from the sale of Borrowed Shares to the public.
     The foregoing description of the Share Lending Agreement and the Underwriting Agreement is qualified in its entirety by reference to the Share Lending Agreement and the Underwriting Agreement, which are attached hereto as Exhibits 99.2 and 1.1, respectively.
     A copy of the opinion of Cooley LLP relating to the legality of the issuance of the Borrowed Shares is attached hereto as Exhibit 5.1.
Letter Agreement with The Mann Group LLC
     On August 18, 2010, we entered into a letter agreement confirming a previous commitment by The Mann Group LLC to not require us to prepay amounts outstanding under the Amended and Restated Promissory Note made by us in favor of The Mann Group LLC, dated August 10, 2010, if the prepayment would require us to use our working capital resources, including the proceeds from the sale of the Notes. The foregoing description of the letter agreement is qualified in its entirety by reference to the letter agreement, which is attached hereto as Exhibit 99.3.
Updated Company Disclosure
     We are filing certain information for the purpose of updating the risk factors and description of capital stock contained in our other filings with the Securities and Exchange Commission. A copy of this additional disclosure is attached as Exhibit 99.4 to this Current Report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
1.1	Underwriting Agreement by and among MannKind Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A, dated August 18, 2010.

4.1	Indenture related to the 5.75% Senior Convertible Notes due 2015, dated as of August 24, 2010, by and between MannKind Corporation and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.75% Senior Convertible Note due 2015.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Purchase Agreement by and between MannKind Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the initial purchasers named therein, dated August 18, 2010.

99.2	Share Lending Agreement by and between MannKind Corporation and Bank of America, N.A., dated August 18, 2010.

99.3	Letter Agreement dated August 18, 2010, related to Amended and Restated Promissory Note made by MannKind Corporation in favor of The Mann Group LLC, dated August 10, 2010.

99.4	Company Disclosure.
Forward Looking Statements
     This Current Report, including the exhibits hereto, contains forward-looking statements, including statements related to the future conversion of, redemption or payments under the Notes, our expected use of proceeds from the Note offering, the future return of the Borrowed Shares to us, the development and commercialization of our lead product candidate, AFREZZA, and our other product candidates, our ability to achieve and sustain profitability, the insufficiency of our existing capital resources to complete the commercialization of AFREZZA or the development of any of our other product candidates, the future depletion of our capital resources and our ability to raise additional funds, including from our arrangement with Seaside 88, LP, future competition, our ability to enter into a strategic collaboration with respect to AFREZZA or to achieve our objectives with respect to such a collaboration, the future performance of our suppliers, our ability to manufacture AFREZZA or any other product candidates in commercial quantities, future market acceptance of AFREZZA and our other product candidates, government and third party reimbursement policies with respect to AFREZZA and our other product candidates, the potential for future product liability claims, the potential loss of any or our key employees or scientific advisors, the ability of our chief executive officer to devote sufficient time and attention to our business, regulatory approval process with respect to AFREZZA and our other product candidates, our ability to protect our proprietary rights and potential conflicts with the proprietary rights of others, the volatility of the market price of our common stock, the control exercised by our chief executive officer through his ownership of our common stock, and our ability to conduct future financings, that involve risks and uncertainties. Words such as “anticipates”, “intends”, “plans”, “proposes”, “expects”, “will”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to market and other general economic conditions, the fact that our management will have broad discretion in the use of the proceeds from the sale of the Notes, the ability of the Share Borrower to return the Borrowed Shares when required to do so under the Share Lending Agreement, the progress, timing and results of clinical trials, difficulties or delays in seeking or obtaining regulatory approval, the manufacture of AFREZZA, competition from other pharmaceutical or biotechnology companies, our ability to enter into any collaborations or strategic partnerships, intellectual property matters and stock price volatility. The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties we face and a discussion of our financial statements and footnotes, see the risk factors set forth in Exhibit 99.4 as well as the documents we file with the Securities and Exchange Commission from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation and expressly disclaim any duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION
By:	/s/ David Thomson
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: August 24, 2010